                                                                    Exhibit 10.4
                                                                        HEATHROW
                                                       300 INTERNATIONAL PARKWAY

--------------------------------------------------------------------------------

                                LEASE AGREEMENT

                                    BETWEEN

                    INTERNTIONAL PARKWAY DEVELOPMENT COMPANY
                                  ("LANDLORD")

                                      AND

                            SUNSTAR HEALTHCARE, INC.
                                   ("TENANT")


--------------------------------------------------------------------------------

LEASE SUMMARY
-------------

A.  Date of Execution of Lease:    November 26, 1997

B.  Landlord:                      International Parkway Development Company
                                   A Florida general partnership

C.  Address of Landlord:           c/o Pizzuti Management Inc.
                                   Suite 1300
                                   255 South Orange Ave.
                                   Orlando, Florida 32801

D.  Tenant:                        Sunstar Healthcare Inc.

E.  Address of Tenant:             300 International Parkway
                                   Suite 230
                                   Heathrow, Florida 32746

F.  Building:                      The four story office building located at 300
                                   International Parkway, Heathrow, Florida
                                   32746; together with the approximately 5.8 acre tract of land on which the building is located. The Building contains 86,709 square feet of rentable space.

G.  Leasing Premises:              That portion of the building outlined on
                                   Exhibit A. The Leased Premises contain 9,059 square feet of rentablespace (6,226 rentable square feet in Suite 230 and 2,833 rentable square feet in Suite 100).

H.  Permitted use:                 General office use

I.  Lease term:                    Three years commencing on the Commencement
                                   Date and terminating on the Termination
                                   Date.


J.  Commencement Date:             November 1, 1997 (see provisions in Exhibit
                                   G concerning the timing of the Tenant's
                                   occupancy of Suite 100).


K.  Termination Date:              October 31, 2000 ( subject to early
                                   cancellation provisions set forth in Exhibit
                                   G on the lease).


L.  Base rent:                     See the Base Rent schedule attached as
                                   Exhibit b to the Lease.

M.  Base expenses:                  Actual Operating Expenses for 1998 calendar
                                    year.

N.  Tenant's Proportionate Share
    Of Excess Expenses:             10.45%.

O.  Security Deposit:               $14,135.81

P.  Guarantor:                      None.

Q.  Guarantor's Address:            N/A

The following exhibits are attached to and made a part of the Lease:

               Exhibit A -     Description of Lease Premises
               Exhibit B -     Base Rent Schedule
               Exhibit C -     Examples of Operating Expenses
               Exhibit D -     Heathrow Rules and Regulations
               Exhibit E -     Landlords Work
               Exhibit F -     Agency Disclose Statement
               Exhibit G -     Special Terms
               Exhibit H -     Radon Notice


THE PROVISIONS OF THIS LEASE SUMMARY ARE INCORPORATED BY THIS REFERENCE INTO THE LEASE.




LEASE AGREEMENT
---------------

Landlord hereby leases the Leased Premises to Tenant for the duration of the Lease Term. The leasing of the Leased Premises to Tenant will be upon the terms and conditions set forth in this Lease.

1.  Base rent.  Tenant will pay Base Rent in the amount set forth in the Base
    ----------
Rent Schedule attached hereto as Exhibit B.

2.  Excess Expense Payments.  Tenant will pay its Proportionate Share of the
    -----------------------
increase, if any, of the Operating Expenses incurred by Landlord during the Lease Term over the Base Expenses identified in the Lease Summary ("Excess Expenses"). Illustrative examples of those expenses which are included within the definition of "Operating Expenses" are set forth in Exhibit C. Tenant's Proportionate Share of such Excess Expenses will be paid by Tenant in advance based upon landlords estimate of the Excess Expenses which will be incurred during each calendar year during the Lease Term. Landlord will use its best efforts to notify Tenant by December 1 of each year during the Lease Term of the amount of the estimated Excess Expense payment which Tenant will be required to make for each month of the upcoming calendar year.

As soon as reasonably practicable after the end of each calendar year, Landlord will deliver to Tenant a written statement showing its actual Operating Expenses for such calendar year and Tenants actual Proportionate Share of the Excess Expenses, if any. If the sum of the estimated Excess Expense payments paid by Tenant during such calendar year exceeds Tenants Proportionate Share of the actual Excess Expense incurred during such year, then, at Landlords election, Landlord will either refund the excess to Tenant or apply the same toward the next succeeding monthly estimated Excess Expense payment due from Tenant. If the sum of the estimated Excess Expense payments paid by Tenant during such calendar year is less than Tenants Proportionate Share of the actual Excess Expense incurred during such year, then Tenant will pay the deficiency to Landlord within ten days after Tenant's receipt of Landlord's written demand for the payment thereof. If the Lease Term expires on a date other than December 31, then Tenant's Proportionate Share of the Excess Expenses for the last calendar year during which the Lease Term is in effect will be prorated to take into consideration the number of days during such calendar year in which the Lease Term is in effect.

3.  Manner and Timing of Rent Payments.  The first monthly installment of Base
    ----------------------------------
Rent has been paid by Tenant. Hereafter, monthly installments of Base Rent and estimated Excess Expense payments, if any, will be due and payable in advance on or before the first day of each calendar month during the Lease Term. Each such installment will be paid to Landlord at its address set forth in the Lease Summary (or such other address as Landlord may designate from time to time). If the Lease Term commences on a day other than the first day of the month or terminates on a day other than the last day of the month then the installments of Base Rent and estimated Excess Expense payments such as month(s) will be adjusted accordingly. If any installment of Base Rent or any Excess Expense payment is not received by Landlord within ten days after its due date, then a late payment charge of 5% of such past due amount will be assessed and will be immediately due and payable from Tenant. All installments of Base Rent and estimated Excess Expense payments will be paid by Tenant without demand and without any rights of reduction, counterclaim or offset. Tenant hereby agrees to pay as additional rent any sales, use or other tax (other than income taxes) now and hereafter imposed by any governmental authority upon the rent and other sums payable by Tenant hereunder. The sales tax on Base Rent initially payable by Tenant is set forth in the Base Rent Schedule attached hereto as Exhibit B. Landlord will notify Tenant of any change in tax payable by Tenant as additional rent hereunder.

Landlords acceptance of any payment which constitutes less than all of the balance then owed to it by Tenant hereunder will be treated as its receipt of payment "on account" and not as an accord and satisfaction and Landlord may accept any such payment (regardless of the existence of any endorsement or statement to the contrary contained on any check or letter accompanying such payment) without prejudice to Landlord's right to recover the balance of the amount owed to it or pursue any other remedy provided for in this Lease.

4.  Services.  Landlord will provide all utility, HVAC and elevator services
    ---------
which are required for the use of the Leased Premises for general office purposes during normal business hours (7:00a.m. to 6:00 p.m. Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, holidays excepted.) Notwithstanding the foregoing, Tenant will pay all costs related to the provision of telephone service to the Leased Premises. If Tenants usage of any such service is excessive when compared to the normal, anticipated usage of other tenants in the Building or if the nature of Tenant's business requires the provision of any such service outside of normal business hours at a level in excess of that normally provided for the Building, then, in either such event, Tenant agrees to pay a service surcharge to Landlord in an amount which fairly reflects its excessive usage of such service. Landlord will not be liable to Tenant, nor will Tenant be relieved of any obligation hereunder if any service to the Leased Premises is interrupted for any reason beyond Landlord's reasonable control.

5.  Maintenance and Repair.  Landlord will maintain the Building (including all
    -----------------------
common areas which serve the Building) and all structural elements and mechanical systems located within the Leased Premises in good repair and condition, provided, however, that Tenant (and not Landlord) will be required to pay all costs of maintaining the same if the need thereafter arises due to the fault or negligence of Tenant or its agents, employees, or guests. Landlord will also provide janitorial service to the Leased Premises five days per week. Except as otherwise expressly set forth in this 5, Tenant will be responsible and pay for all costs associated with maintaining and repairing the interiors of the Leased Premises, including without limitation, all costs associated with the painting of interior walls, the cleaning or replacing of wall coverings and floor coverings and the replacing of light bulbs and light fixtures. Landlord will not be liable to Tenant, nor will Tenant be relieved of any obligation hereunder if Tenant's use of the Leased Premises is interrupted as a result of Landlords required entry into the Leased Premises for the purpose of making any repairs, alterations, or improvements to the structural elements or mechanical systems located within the Leased Premises (including, without limitation, the HVAC system). Tenant expressly waives any right it might otherwise have under any law, statute, or ordinance now or hereafter in effect to make any repairs to the Leased Premises at Landlord's expense. Tenant acknowledges and agrees that it has accepted the Leased Premises in its "as is, where is" condition.

6.  Use of Leased  Premises.  Tenant will use  the Leased Premises solely for
    -----------------------
the Permitted Use. Tenant will not cause or permit any waste or damage to the Leased Premises or the Building and will not occupy or use the Leased Premises for any business or purpose which is unlawful, hazardous, unsanitary, noxious or offensive or which unreasonably interferes with the business operations of other tenants in the Building. Tenant will comply with the Rules and Regulations for the Building which are set forth in Exhibit D (and any modifications thereto which are consistent with the provisions of this Lease). Tenant will also have the non-exclusive right to use the common areas which serve the Building, including, without limitation, the Building's common lobbies, hallways, elevators, restrooms and parking areas.

7.  Compliance with Law. Tenant will at it's sole expense comply with all laws,
    --------------------
governmental, requirements and recorded covenants or conditions which are now or hereafter in force pertaining to the Leased Premises and Tenant's occupancy and use thereof, including, without limitation the Americans with Disabilities Act 1990, as amended.

8.  Signs.  Tenant will not place any sign or other advertising material on the
    ------
exterior or interior of the Leased Premises or the Building, without the prior written consent of Landlord. Landlord will at its expense provide Tenant with the building's standard graphics and signage for identification of Tenant on the business directory, the elevator, lobby, and the entranceway to the Leased Premises.

9.  Leasehold Improvements.  Landlord will construct  those improvements to the
    -----------------------
Leased Premises, if any, which are described in Exhibit E. Landlord will use its best efforts to substantially complete such improvements by the Commencement Date of the Lease Term, subject to the occurrence of unforeseen events beyond its reasonable control (including, without limitation, delays caused by Tenant). If Landlord fails to substantially complete such improvements by the Commencement Date for any reason, then Tenant's obligation to pay Base Rent and estimated Excess Expense payments will abate until such improvements are substantially completed and the Commencement and Termination Dates will be extended by the number of days included in such abatement period. For the purpose of this 9, the improvements will be deemed "substantially completed" on the date on which a certificate of occupancy (or other applicable approval) for the construction of such improvements is issued by the appropriate governmental authority.

10.  Alterations.  Tenant will not at any time prior to or during the Lease Term
     ------------
make any alterations, conditions, or improvements to the Leased Premises without the prior written consent of Landlord. If Landlord consents to any proposed alteration, addition or improvement, the same shall be made by Landlord or Tenants sole expense. If required by landlord, any such alterations additions, or improvements will be removed by Tenant upon the expiration of the Lease Term. Tenant will repair any damage to the Leased Premises caused by such removal. Notwithstanding anything to the contrary contained herein. Tenant may paint the interior of the Leased Premises using its own painting contractor, so long as any color selection is first approved by Landlord.

11.  Mechanics Liens.  Tenant will indemnify and hold Landlord harmless from any
     ----------------
liability or expense associated with its construction of any alteration, addition or improvement to the Leased Premises. In particular, Tenant will execute and record an appropriate notice of commencement pursuant to Chapter 713, Florida Statues, identifying Tenant's interest in the Leased Premises as a leasehold interest only. Tenant will immediately discharge any mechanics lien filed against the Leased Premises or the Building in connection with any work performed by Tenant.

12.  Assigned and Subletting.  Tenant will not assign this Lease or sublet all
     ------------------------
or any part of the Leased Premises without the prior written consent of Landlord. Unless otherwise agreed to by Landlord, Landlord's consent to any such assignment or sublease will not relieve Tenant from its obligations under this Lease.

13.  Subordination.  Tenant's rights and interest under this lease are
     --------------
subordinate to all mortgages and other encumbrances now or hereafter affecting any portion of the building. In the event of the foreclosure of any mortgage or other encumbrance, Tenant will, upon request of any person succeeding to the interest of Landlord, attain to and automatically become the tenant of such successor in interest without change in the terms or conditions of this Lease; provided, however, that such successor in interest shall not be liable for any act or omission of any prior landlord or subject to any offsets or defenses which Tenant may have against any such prior landlord. This paragraph will be self-operative and no further instrument will be required to effect the subordination provided herein. Within ten days after its receipt of Landlord's request therefore, Tenant will execute and deliver to Landlord a certificate confirming such subordination and attainment and setting forth the current status and facts related to this Lease and Tenant's occupancy of the Leased Premises. If Tenant fails to execute and deliver to Landlord such a certificate within the aforementioned ten-day period, then Tenant hereby appoints Landlord as its attorney-in-fact, coupled with an interest, for the
purposes of executing such certificate.   Tenant may not terminate this Lease
because of any default by Landlord, unless Tenant first gives written notice of the alleged default to any mortgagee of Landlord whose name and address have been provided to Tenant, and such mortgagee fails to cure such default within 30 days after its receipt of such written notice.

14.  Limitation of Landlord's Personal Liability.  Tenant will look solely to
     --------------------------------------------
Landlord's interest in the Lease Premises and the Building for the recovery of any judgment against Landlord it being the express intent of the parties hereto that neither Landlord, nor any of its partners will ever be personally liable for any such judgement.

15.  Indemnification and Insurance.  Landlord will not be liable for and Tenant
     ------------------------------
hereby releases Landlord from any liability or expense associated with any damage or injury to any person or property (including any person or property of Tenant or anyone claiming under Tenant) which arises directly or indirectly in connection with the Leased Premises or Tenants use or occupancy of the Leased Premises or any common areas serving the building. Tenant will indemnify and hold Landlord harmless from any of the above-described liabilities and expenses, provided, however, that Tenant will not be obligated to indemnify Landlord as to any liability or expense occasioned by the fault or negligence of Landlord. Landlord will indemnify and hold Tenant harmless from any liability or expense associated with any damage or injury to any person or property including any person or property of Landlord or anyone claiming under Landlord which arises directly or indirectly in connection with any common areas of the Building or Landlord's use or occupancy thereof.

All property stored or placed by Tenant in or about the Leased Premises will be so stored or placed at the sole risk of Tenant, Tenant will at its sole expense maintain in full force and effect at all times during the Lease Term: (a) comprehensive public liability insurance for personal injury and property damage with liability limits of not less than $1,000,000 for injury to one person, $2,000,000 for injury from one occurrence and $500,000 for property damage; (b) extended coverage insurance on all of property stored or placed by Tenant in or about the Leased Premises in an amount equal to the full replacement value thereof. Each insurance policy required to be maintained by Tenant hereunder will name Landlord as an additional insured and will specifically provide that such insurance policy cannot be terminated without giving at least 30 days prior written notice to Landlord.

16.  Waiver of Subrogation.  Landlord and Tenant each hereby waives its right to
     ----------------------
receive damages against the other party with respect to any loss or claim occasioned by the occurrence of any casualty to the Building or Leased Premises which is covered under a valid and collectible fire and extended coverage insurance policy. Any insurance policy procured by either Tenant or Landlord hereunder will contain an express waiver of any right of subrogation by the insurance company against Landlord or Tenant, as the case may be.

17.  Hazardous Substances.  Tenant will not use, store or dispose of any
     ---------------------
"hazardous substance", "hazardous material" or "toxic substance" (as those terms are defined or used in the context of Comprehensive Environmental Response, Compensation and Liability Act or any other federal, state or local environmental law, regulation or requirement) on or about the Leased Premises, except for Immaterial amounts that are exempt from or do not give rise to any violation of applicable law. Tenant will indemnify and hold Landlord harmless from any liability or expense (including, without limitation, reasonable attorney fees and expenses, court costs, expenses and costs incurred in the investigation, settlement and defense of claims and any cost or expenses incurred in connection with any environmental clean-up) incurred by or claimed against Landlord as a result of Tenant's breach of the covenant contained in this section. The foregoing indemnification (as well as the indemnification set forth in 5 of this lease) will survive the expiration or sooner termination of the Lease Term.

18.  Surrender of Premises.  Upon the termination of Tenant's right of
     ----------------------
possession under this Lease, Tenant will immediately surrender possession of the Leased Premises to Landlord in good repair and "broom clean" condition, reasonable wear and tear excepted. Tenant will at the same time remove all of its trade fixtures from the Leased Premises, as well as any alterations, additions or improvements designed by Landlord (other than those improvements constructed by Landlord pursuant to 10 and Exhibit E). Tenant will promptly repair any damage caused to the Leased Premises by the removal of any of such property. Tenant acknowledges and agrees that it has accepted the Leased Premises in its "as is, where is" condition.

19.  Security Interest. INTENTIONALLY OMITTED.
     ------------------

20.  Casualty. If the Lease Premises is damaged by fire or other casualty, the
     ---------
Landlord will promptly give written notice to Tenant whether the damaged area can reasonably be repaired within 120 days after the date of the occurrence of such casualty. If Landlord notifies Tenant that it does not believe that the damaged area can reasonably be repaired within such 120 day period, then both Landlord and Tenant will have the option of terminating this Lease by giving a written notice thereof to the other at any time within 30 days after the date of Tenants receipt of the aforementioned notice from Landlord. If Landlord determines that the damaged area can reasonably be repaired within such 120 day period or if neither party elects to terminate this Lease despite the fact that Landlord has determined that the damaged area cannot be reasonably repaired within such 120 day period, then landlord will proceed to repair the damaged area at its sole expense; provided, however, that Landlord will in no event be required to repair any improvements previously made to the Lease Premises by or at the request of Tenant.

If the Leased Premises are rendered untenantable in whole or in part as a result of a fire or other casualty which was not caused by Tenant, then all rent and other payments accruing after the occurance of any such fire or other casualty and prior to the completion of the repair of the Leased Premises will be equitably and proportionately abated to reflect the untenantable portion of the Leased Premises. Landlord will not be liable to Tenant for any inconvenience or interruption to Tenant's business occasioned by such fire or other casualty or the concomitant repair of the damaged area. In the event of the occurrence of any casualty, Landlord will use its best efforts to provide temporary space to Tenant in another Landlord owned building, if such space is then available.

21.  Condemnation.  If all or any substantial portion of the Leased Premises or
     -------------
the Building is taken by or under threat of condemnation so as to render the Leased Premises wholly untenantable, then this Lease will automatically terminate as of the date of the condemnation by the condemning authority. If such taking does not render the Leased Premises wholly untenantable, then this lease will not terminate but will continue in full force and effect in accordance with its terms, except that the Base Rent and Tenant's Proportionate Share will be adjusted to fairly reflect the portion of the Leased Premises, the Building or the Land which was so taken. Landlord will be liable to Tenant for any inconvenience or interruption to Tenant's business occasioned by any such taking. Landlord will be entitled to receive the entire award made by the condemning authority for any such taking. Landlord will promptly notify Tenant of the instruction of any condemnation proceeding affecting the Leased Premises.

22.  Holding Over.  Tenant  will not hold over in its occupancy of the Leased
     ------------
Premises after the expiration of the Lease Term without the prior written consent of Landlord. If Tenant holds over without the prior written consent of Landlord, then Tenant will pay 150% of the Base Rent then in effect for each month during the entire holdover term. Any holding over without the consent of Landlord will constitute this Lease as a lease from month to month.

23.  Default.  If Tenant fails to pay any installment of Base Rent or any other
     --------
payable by its hereunder within five days after its receipt of written notice from Landlord that the same is due and unpaid, or if Tenant defaults in the performance of any of its other obligations under this Lease and such default continues for 30 days after written notice thereof is given to Tenant, then, in addition to any other legal rights and remedies available to Landlord at law or in equity Landlord may (a) terminate Tenant's right of possession under this Lease and declare all Base Rent and estimated Excess Expense payments payable over the remainder of the Lease Term to be immediately due and payable or (b) reenter and attempt to relet the Leased Premises without terminating this Lease, in which event Tenant will remain obligated to pay to Landlord any deficiency between all sums payable by Tenant pursuant to this Lease and any sums collected by Landlord from any reletting of the Leased Premises (net of any sums paid by Landlord in connection with such reletting, including, without limitation, leasing commissions, attorney's fees and costs of improvements to the Leased Premises). Landlord may collect any amounts payable to its pursuant to this paragraph by any lawful means, including, without limitation, the sole by public or private side of all Tenant's personal property in which Landlord has a security interest.

24.  Prevailing Party's Fees.  If any legal action is commenced by either
     ------------------------
Landlord or Tenant, to enforce its rights hereunder, then all attorney's fees, paralegal fees and other expenses incurred by the prevailing party in such action shall be promptly paid by the non-prevailing party.

25.  Successors and Assigns.  This lease shall be binding upon and inure to the
     -----------------------
benefit of the successors and assigns of Landlord and the successors and permitted assigns of Tenant.

26.  No waiver.  No waiver of any covenant or condition of this Lease by either
     ----------
party will be deemed to constitute a future waiver of the same or any other covenant or condition of this Lease. In order to be effective, any such waiver must be in writing and must be delivered to the other party to this Lease.

27.  Brokerage Commissions.  Each of Landlord and Tenant hereby represents and
     ----------------------
warrants that it has not dealt or consulted with any real estate broker or agent in connection with this lease other then those real estate brokers and agents specifically identified in the Agency Disclosure Statement attached hereto as Exhibit F. Each of Landlord and Tenant agrees to indemnify and hold the other harmless from and against any liability or expense occasioned by a breach of the foregoing representation.

28.  Relocation.  Landlord will have the right to relocate Tenant to other space
     -----------
in the building, so long as the size, configuration, improvements and amenities of the new space are substantially similar to those of the Leased Premises. Landlord will pay all reasonable expenses incurred by Tenant in connection with the relocation of its space. Landlord will effect such relocation in a manner intended to minimize any interference with Tenant's business operations. If such a relocation occurs, this Lease will continue in full force and effect without any change in the terms and conditions thereof, except that the new space will thereafter be substituted as the Leased Premises for the purposes of this Lease and, if the new space is smaller than the initial Lease Premises, then the Base Rent and Tenant's Proportionate Share of Excess Expenses will be proportionately decreased.

29.  Reasonableness of Consent.  Landlord shall not unreasonably withhold any
     --------------------------
consent or approval which is required to be given by it pursuant to the Terms of this Lease.

30.  Amendment.  This lease may not be amended except by a written instrument
     ----------
signed by both Landlord and Tenant.

31.  Governing Law.  This lease will be governed by and construed in accordance
     --------------
with the laws of the State of Florida.

32.  Notices.  All notices required or permitted under this Lease must be given
     --------
in writing and must be delivered to Landlord and Tenant at their addresses set forth in the Lease Summary (or such other address as may hereafter be designated by such party). Any such notice must be personally delivered or sent by either registered or certified mail or overnight courier.

33.  Security Deposit. Tenant has deposited with Landlord a Security Deposit in
     -----------------
the amount identified in the Lease Summary. The Security Deposit will be retained by Landlord as partial security for Tenant's performance of all its obligations under this Lease. If Tenant defaults in the performance of any of its obligations under this Lease, then Landlord will have the right to use all or a portion of the Security Deposit to cure such default.

Any portion of the Security Deposit remaining unutilized following the expiration of the Lease Term and Tenant's full performance of all its obligations under the Lease will be returned to Tenant without interest.

34.  Special Terms.  Exhibit G sets forth those special provisions, if any,
     ---------------
which supplement the provisions of this Lease.

35.  Parking.  The rental party by Tenant hereunder entitles it and its
     --------
employees, guests and invitees to the non-exclusive use of up to four parking spaces per 1,000 square feet of rentable space contained within the Leased Premises, located adjacent to the building. Tenant will abide by all reasonable rules and regulation hereafter adopted by the Landlord with respect to the use of the parking spaces.


36.  Financial Statements.  Upon Landlord's request, Tenant will provide
     ---------------------
Landlord, not more frequently than once per calendar year, with its then most current financial statements (balance sheet and income and loss statement), certified to be true and accurate in all material respects by the chief financial officer of Tenant.


            (Signatures and Acknowledgments Appear on the Next Page)

                                                  SIGNATURES AND ACKNOWLWDGMENTS


Landlord and Tenant have executed this Lease as of the date specified in the Lease Summary.


Signed and acknowledged in
the presence of:

                                LANDLORD:

                                International Parkway Development Company

_____________________              By Pizzuti Management Inc.


_____________________     By_____________________________________________
                                       (Name)                     (Title)

                                TENANT:

______________________          SUNSTAR HEALTHCARE, INC.


______________________    By: ___________________________________________
                                      (Name)                      (Title)


State of ___________
County of_____________

Before me, a notary public in and for said state and county, personally appeared _____________________, the _______________ of Pizzuti Management Inc., the
managing agent of International Parkway Development Company, the Landlord in the foregoing Lease, who acknowledged the signing of the Lease to be his free act and deed on behalf of the Landlord.



Date:__________      ______________________________________
                        Notary Public

State of___________
County of _________: SS

Before me, a notary public in and for said state and county, personally appeared _____________________, the _____________ of Sunstar Healthcare, Inc., the Tenant
in the foregoing Lease, who acknowledged the signing of the Lease to be his free act and deed on behalf of Tenant.


Date: ___________________________  ___________________________________
                                      Notary Public

                                                                       EXHIBIT B

                               BASE RENT SCHEDULE
                               ------------------



The monthly Base Rent (and sales tax thereon calculated at the present sales tax rate of 7%) payable by Tenant during the Lease Term will be as set forth in the following schedule:


 Leased Period          Monthly Base Rent   Annual PRSF Base Rent
---------------------   -----------------   ---------------------

 First 12 months        $13,211.04          $17.50
 Second 12 months       $13,588.50          $18.00
 Last 12months          $13,965.96          $18.50


The total monthly payment due from Tenant during the first 12 months of the Lease Term will be $14,135.81 (consisting of Base Rent of $13,211.04 and sales tax thereon of $924.77.) Notwithstanding anything to the contrary contained herein, the monthly Base Rent payable by Tenant for all full or partial calendar months prior to the date of Landlord's delivery of possession of Suite 100 to Tenant per Exhibit G will be $9,715.15 (consisting of Base Rent of $9,079.58 and sales tax of $635.57).



                        Initialed and Approved by Tenant:

                                                                       EXHIBIT C
                                                                       ---------

                                     ILLUSTRATIVE EXAMPLES OF OPERATING EXPENSES
                                     -------------------------------------------

The following are illustrative examples of some of the expenses which are included within the definition of "Operating Expenses":

1. Costs of maintaining and repairing (but not replacing ) the Building and all common areas serving the Building;

2.  The cost of providing janitorial services to the Building;

3.  The cost of providing security for the building;

4. Real Estate taxes and assessments on the building including, without limitation, any assessments imposed any property owner's association;

5. Insurance premiums for liability and extended coverage insurance policies maintained any Landlord on the Building;

6.  Costs related to the provision of utility services to the building;

7. Salaries and related costs (including fringe benefit, payroll taxes and a labor overhead charge of not more than 15%) of personnel spending time directly associated with the operation, management and maintenance of the Building, including, without limitation, those paid to any on-site assistant property management or maintenance personnel;

8.  A reasonable property management fee;

9.  A reasonable contingency/replacement reserve;

10. The cost of any cost-saving utility device installed in the Building, but only to the extent of the actual cost-savings obtained therefrom;

11. The cost of any building improvement (amoritized over such period as is consistent as with generally accepted accounting principles) which Landlord is required to make as a result of the enactment or promulgation of any governmental law or regulation after the date of the execution of this lease;

12. Accounting legal and other professional services rendered in connection with the operation, management and maintenance of the building; and

13. All other costs related to the operation, management and maintenance of the building which are considered to be operating expenses under generally accepted accounting principles.


The following are those expenses which are excluded from the definition of "Operating Expenses":

1.  Landlords debt service on any financing related to the building;

2.  Franchise or income taxes payable by landlord

3.  Salaries  and related costs of Landlord's off-site administration personnel;

4.  Costs of all tenant improvements;

5.  Leasing commission;

6. Attorney's fees incurred by Landlord in prosecuting any eviction or other legal action against any tenant in the building; and

7. All costs and expenses which are considered to be capital expenditures under generally accepted accounting principles (other than those specifically included within the definition of "Operating Expenses" in this Exhibit C).


Operating Expenses shall be computed for each calendar year during the Lease Term based upon the actual method of accounting. If the building is ever less than 100% occupied, then Operating Expenses shall be calculated as if the building had been 100% occupied and the results shall constitute Landlords Operating Expenses for such calendar year for all purposes of this lease.



                                Initialed and Approved by Tenant:


                                _______________________________

                                                                       EXHIBIT D
                                                                       ---------

                             RULES AND REGULATIONS
                             ---------------------

1. No sign, placard, picture, advertisement, name or notice visible from the outside Premises shall be installed or displayed on any part of the outside or inside of the building without prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord, using materials of Landlord's choice and in a style and format approved by Landlord.

2. Tenant must use Landlord's blinds in all exterior and atrium window offices. No awning shall be permitted on any part of the premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from the outside Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the building. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgement of Landlord would be prejudicial to the safety, character, reputation and interests of the building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the building.

4. The directory will be provided by Landlord and shall consist exclusively of the display of the name and location of tenants only; Landlord reserves the right to exclude any other names therefrom.

5. All cleaning and janitorial services for the building and the premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the building for the purpose of cleaning the same. Landlord shall not in any way be responsible to any tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the Janitor or any other employee or any other person.

6. Landlord will furnish Tenant, free of charge, with two keys to each door in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its premises.

    Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlords instructions in their installation.

8. Any freight elevator shall be available for use by all tenants in the building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise, or other property will be received in the building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight , size, and position of all equipment, materials, furniture or other property brought into the building. Heavy objects, if such objects are considered necessary by Tenant, as determined by Landlord, shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical that may be transmitted to the structure of the Building or to any space therein to such degree as to be objectionable to Landlord or to any other tenants in the building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the building by monitoring or moving such equipment or other property shall be repaired at the expense of Tenant.

10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the building by reason of noise, odors, or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11. Tenant shall not use any method of heating or air conditioning other than supplies by Landlord.

12. Tenant shall not waste electricity, water on air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the buildings heating, air conditioning and lighting to comply with any governmental energy saving rules, laws, or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust control. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

13. Landlord reserves the right, exercisable without notice and without liability to tenant, to change the name and street address of the building.

14. Landlord reserves the right to exclude from the building between the hours of 8pm to 7am, the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such person. Tenant shall pay the cost of replacing any security cards provided by Landlord. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other circumstances by closing the doors or by other appropriate action.

15. Tenant shall close and lock the doors of its premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the building or by Landlord for noncompliance with this rule.

16. Tenant shall not obtain for use on the premises ice, drinking water, food, beverage, towel, or other similar services or accept barbering or bootblocking services upon the premises, except at such hours and under such regulation as may be fixed by landlord.

17. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

18. Tenant shall not sell, or permit the sale of retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the premises. Tenant shall not make any room to room solicitation of business from other tenants in the building. Tenant shall not use the premises for any business or activity other than that specifically provided in the Tenant's Lease.

19. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the building. Tenant shall not interfere with radio or television broadcasting or reception from or in the building or elsewhere.

20. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the premises or any art thereof, except to install normal wall hangings. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

21. Tenant shall not install, maintain or operate upon the premises any vending machine without the written consent of Landlord.

22. Canvassing, soliciting, and distribution of handballs or any other written material, and peddling in the building are prohibited, and each tenant shall cooperate to prevent same.

23. Landlord reserves the right to exclude or expel from the building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the building.

24. Tenant shall store all its trash and garbage within its premises. Tenant shall not place any trash box or receptacle any material which cannot be disposed in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25. The premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted by any tenant on the premises, except, that use by tenant of underwriters' laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of microwave shall be permitted, provided that such equipment and its use is in accordance with all federal, state, county and city laws, codes, ordinances, rules and regulations.

26. Tenant shall not use in any space or in the public halls of the building any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the building.

27. Without the written consent of landlord, Tenant shall not use the name of the building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

28. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by landlord or any governmental agency.

29. Tenant assumes any and all responsibility for protecting its premises from theft, robbery, and pilferage, which includes keeping doors locked and other mean of entry to the premises closed.

30. The requirements of Tenant will be attended to only upon appropriate application to the office of the building by an authorized individual. Employees of the Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of the Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31. In the event Tenant fails to deliver to Landlord its keys to the premises upon termination of the tenant's right to possession under the Lease, or Tenant's vacating of the premises, the cost of replacing the locks and keys shall be borne by Tenant.

32. Bicycles, motorbikes and motorcycles are prohibited within the building and must be kept in designated parking areas.

33. No Pets or other animals of any type whatsoever are permitted in the building at any time.

34. Landlord may waive any one or more of these rules and regulations for the benefit of Tenant or any other tenant, but no such waiver by landlord shall be construed as a waiver of such rules and regulation in favor of tenant or any other tenant, nor prevent landlord from thereafter enforcing any such rules and regulations against any or all of the tenants of the building.

35. These rules and regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part the terms covenants, agreements, and conditions of any lease of premises in the building.

36. Landlord reserves the right to make such other and reasonable rules and regulation as in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the building and for the preservation of good order therein. Tenant agrees to abide by all rules and regulation hereinabove stated and any additional rules and regulations which are adopted.

37. Tenant shall be responsible for the observance of all foregoing rules by Tenant's employees, agents, clients, customers, invitees, and guests.


                                Initialed and Approved by Tenant:



                                _________________________________

EXHIBIT E
---------


LANDLORD'S WORK
---------------


Tenant is leasing the Leased Premises in its "as is, where is" condition and Landlord will not be required to make any improvements whatsoever to the Leased Premises. Notwithstanding the foregoing, Landlord will at its expenses,
           -------------------------------------------------------------
construct a demising wall and exit door (including finishing and painting the
-----------------------------------------------------------------------------
side of the wall facing Tenant's leased premises) between Tenant's Leased
-------------------------------------------------------------------------
Premises and the premises of the Adjacent tenant, Medical Protective.
---------------------------------------------------------------------



                        Initialed and Approved by Tenant:



                        ___________________________

                                                                       EXHIBIT F
                                                                       ---------

AGENCY DISCLOSURE STATEMENT
---------------------------

The following are the only real estate agents and brokers involved in the leasing transaction between Landlord and Tenant:



                Pizzuti Realty of Florida Inc. -- Representative of Landlord Commission to be paid by Landlord.

                Nelson Group Inc. -- Representative of Tenant
                Commission to be paid by Landlord



                Initialed and Approved by Tenant:


                _________________________________

                                                                       EXHIBIT G
                                                                       ---------


SPECIAL TERMS
-------------

The following special terms modify and supplement the provisions of the Lease Agreement between Landlord and Tenant. All capitalized terms used but not defined in this Exhibit G will have the meanings attributed thereto in the Lease Agreement.

1. Tenant acknowledges that Suite 100 is currently occupied by another user. Landlord agrees to notify the existing user of Suite 100 that the space has been leased to Tenant and that Landlord will grant no renewals whatsoever to the existing user of Suite 100. As soon as the existing user vacates Suite 100, Landlord will notify Tenant that it is delivering possession of Suite 100 to Tenant. From and after the date of Tenant's receipt of the aforementioned notice, Tenant will have the right to occupy Suite 100 under the terms and conditions set forth in this Lease (including, without limitation, the payment of Base Rent and Excess Expense Payments with respect to such space). Prior to the date of Tenant's receipt of the aforementioned noticed, Tenant will not have any obligation hereunder with respect to Suite 100, including, without limitation, any obligation to pay Base Rent or Excess Expense Payments with respect to such space.

2. Notwithstanding anything to the contrary contained in (S)12 of the Lease, Tenant may, without first having to obtain Landlord's consent, sublet the Leased Premises or assign its interest in this Lease to any successor of Tenant resulting from a merger, consolidation, sale or acquisition of Tenant's entire business. Tenant will, however, be required to provide Landlord with written notice of any such proposed sublease or assignment at least ten days prior to the effecting of such sublease or assignment.

3. Landlord agrees to use its best efforts to provide Tenant with an opportunity to lease approximately 15,000 rentable square feet of space in either the 701 International Parkway building (which is under construction by an affiliate of Landlord) or the 801 International Parkway Building (which is proposed by an affiliate of Landlord). If Landlord (or its affiliate) and Tenant execute a mutually acceptable lease for approximately 15,000 square feet of space in either the 701 or the 801 International Parkway Buildings, then as of the commencement date under such lease, Landlord will terminate this Lease as it relates to Tenant's occupancy of space in the 300 International Parkway Building.

    If, as of May 1, 1998, there does not exist in the 701 International Parkway Building, the 801 International Parkway Building or the 300 International Parkway Building at least 15,000 rentable square feet of vacant and leaseable space (which, as it relates to the 300 International Parkway Building will include the Leased Premises), then Tenant will have the right to terminate this lease as of the end of the 12th full month of the Lease Term by delivering to Landlord on or before May 10, 1998, a written notice of termination and a cash payment equal to two-thirds of any brokerage commissions previously paid by Landlord to Nelson Group Inc., Tenant will have the further right to terminate this Lease effective as of the end of the 2nd full month of the Lease Term, regardless whether sufficient vacant space is available in any of the aforementioned three buildings, by delivering to Landlord on or before May 10, 1998 written notice of termination to Landlord and a cash payment equal to $56,543.24 (four months Base Rent), plus two-thirds of any brokerage commissions previously paid by Landlord to Nelson Group Inc.


                                Initialed and Approved by Tenant:



                                _________________________________

                                                                       EXHIBIT H
                                                                       ---------


RADON NOTICE
------------

Notification pursuant to Florida statue 404.056(8):


RADON GAS: "Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."



                                Initialed and Approved by Tenant:



                                _________________________________